                                                  Exhibit 99.1

News

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645

Investor contact: William J. Moss
Vice President, Treasurer
(201) 571-4019

Press contact: Richard P. De Santa
Senior Director, Corporate Affairs
(201) 571-4495

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES RESULTS FOR THE FOURTH QUARTER AND FULL YEAR ENDED FEBRUARY 25, 2006

–––––––––––––

COMPANY REPORTS FISCAL 2005 EBITDA, ADJUSTED FOR NON-OPERATING ITEMS, OF $127 MILLION, UP FROM $113 MILLION IN PRIOR YEAR

MONTVALE, NJ – May 9, 2006 – The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) today announced its financial results for the fiscal 2005 fourth quarter and full year ended February 25, 2006.

U.S. sales for the 12 week fourth quarter were $1.6 billion, compared with $1.7 billion in the fourth quarter of fiscal 2004. Fiscal 2004 fourth quarter total sales of $2.6 billion include $853 million related to A&P Canada which was sold in August 2005. U.S. total comparable store sales increased 1.4% vs. year-ago. Net loss for the quarter was $39.1 million or $.95 per diluted share this year versus a loss of $5.7 million or $.15 per diluted share last year.

The results for the fourth quarter of fiscal years 2005 and 2004 include items the Company considers non-operating in nature that management excludes when evaluating the results of the U.S. ongoing business. These items are listed on Schedule 3 of the press release. Excluding these items, adjusted U.S. income from operations was $1.7 million in the fourth quarter of fiscal 2005 versus a loss of $18 million in last year’s fourth quarter. Adjusted U.S. ongoing operating EBITDA, which is reconciled to net cash from operating activities on Schedule 4, was $41 million in the fourth quarter of fiscal 2005 versus $28 million in last year’s fourth quarter.

U.S. sales for the 52 weeks of fiscal 2005 were $7.0 billion versus $7.3 billion in fiscal 2004. Total sales of $8.7 billion for this year and $10.8 billion for last year include sales of $1.7 billion and $3.5 billion, respectively, related to A&P Canada which was sold in August 2005. U.S. total comparable store sales increased 0.5%. Net income for the year was $393 million or $9.64 per diluted share which included the gain on the sale of Canada, compared with a loss of $188 million or $4.88 per diluted share for fiscal 2004.

Fiscal 2005 and fiscal 2004 results include the non-operating items listed on Schedule 3 of the press release. Excluding these items, adjusted U.S. loss from operations was $65 million in fiscal 2005 versus a loss of $89 million in fiscal 2004. Adjusted U.S. ongoing operating EBITDA, which is reconciled to net cash from operating activities on Schedule 4, was $127 million in fiscal 2005 versus $113 million in fiscal 2004.

Christian Haub, Executive Chairman of The Board of Directors, said, “Our successful strategic divestiture and reorganization initiatives in Fiscal 2005 strengthened our financial position, reduced operating costs and facilitated the launch of dynamic retail strategies to restore profitability and stimulate growth. The sale of A&P Canada transformed our balance sheet and provided a significant financial stake in Metro, Inc., an already successful entity that was further strengthened by the addition of our Canadian store operations.

“In the U.S., our reduction of overheads and improved operating and merchandising execution positively impacted fourth quarter results, and combined with exciting store development plans, set the stage for continuing financial progress through this fiscal year and beyond. In addition, our improved performance and financial resources also present the opportunity to participate in the expected consolidation of our industry.” Mr. Haub said.

Eric Claus, President & Chief Executive Officer, said “The dedicated efforts of our new leadership team and hard-working associates generated positive operating trends in the second half of Fiscal 2005. Our mid-year headquarters and field reorganization lowered costs and upgraded retail execution, producing solid improvements in identical store sales and ongoing operating EBITDA in the fourth quarter.

“In executing our new strategic plan, we will accelerate development of the outstanding Fresh and Discount store prototypes we recently launched successfully in the Northeast, and introduce a significantly improved Gourmet format in New York City. In the Midwest, our improving Farmer Jack operations will be further revitalized with a quality and value emphasis refreshing its great tradition in the marketplace; while in New Orleans, our Sav-A-Center team goes forward after its remarkable and successful rebuilding effort in the wake of Hurricane Katrina – an accomplishment that has been a tremendous inspiration to our entire A&P family.

Mr. Claus concluded, “In Fiscal 2006, our team will maintain an unwavering focus on profitable store operations including both development and strict cost management, as we further intensify the drive toward our goal of profitability in Fiscal 2007, and dynamic growth thereafter.”

Founded in 1859, A&P is one of the nation’s first supermarket chains. The Company operates 405 stores in 9 states and the District of Columbia under the following trade names: A&P, Waldbaum’s, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center and Food Basics.

The Company invites investors and other interested parties to listen to a live audio Webcast to be held at 11:00 AM Eastern Time today, at which members of the Company’s senior management team will discuss the Company’s fourth quarter and full year financial results. The Webcast may be accessed through a link on the “Investors” page of the Company’s Website, www.aptea.com. Listeners who cannot participate in the live broadcast will be able to hear a recorded replay of the broadcast beginning this afternoon and available until June 6, 2006.

Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measure “EBITDA” to evaluate the Company’s liquidity and it is among the primary measures used by management for planning and forecasting of future periods. EBITDA is defined as earnings before interest, taxes, depreciation, amortization, minority interest, equity in earnings of Metro, Inc., discontinued operations and the gain on the sale of A&P Canada. Ongoing, operating EBITDA is defined as EBITDA adjusted for items the Company considers non-operating in nature that management excludes when evaluating the results of the U.S. ongoing business. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other companies in its industry. Ongoing, operating EBITDA is reconciled to Net Cash provided by Operating Activities on Schedule 4 of this release.

This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company’s principal markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which affect the buying patterns of the Company’s customers.

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The Great Atlantic & Pacific Tea Company, Inc.
Schedule 1 – GAAP Earnings for the 12 and 52 weeks ended February 25, 2006 and February 26, 2005
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		52 Weeks Ended

	February 25, 2006	February 26, 2005	February 25, 2006	February 26, 2005

Sales	$1,607,523	$2,560,294	$8,740,347	$10,854,911
Cost of merchandise sold	(1,121,616)	(1,831,201)	(6,235,275)	(7,813,771)

Gross margin	485,907	729,093	2,505,072	3,041,140
Store operating, general and administrative expense	(541,802)	(715,832)	(2,825,730)	(3,114,062)

(Loss) income from operations	(55,895)	13,261	(320,658)	(72,922)

(Loss) gain on sale of Canadian operations	(339)	—	912,129	—
Interest expense	(15,465)	(27,107)	(92,248)	(114,107)
Interest income	4,311	682	13,457	2,776
Minority interest in earnings of consolidated franchisees	—	(325)	(1,131)	772
Equity in earnings of Metro, Inc.	4,404	—	7,801	—

(Loss) income from continuing operations before income taxes	(62,984)	(13,489)	519,350	(183,481)

Benefit from (provision for) income taxes	23,958	8,240	(128,927)	(528)

(Loss) income from continuing operations	(39,026)	(5,249)	390,423	(184,009)

Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	(78)	(458)	1,626	(1,387)
Gain (loss) on disposal of discontinued operations, net of tax	4	—	581	(2,702)

(Loss) income from discontinued operations	(74)	(458)	2,207	(4,089)

Net (loss) income	$(39,100)	$(5,707)	$392,630	$(188,098)

Net (loss) income per share – basic:
Continuing operations	$(0.95)	$(0.14)	$9.69	$(4.77)
Discontinued operations	(0.00)	(0.01)	0.05	(0.11)

Net (loss) income per share – basic	$(0.95)	$(0.15)	$9.74	$(4.88)

Net (loss) income per share – diluted:
Continuing operations	$(0.95)	$(0.14)	$9.59	$(4.77)
Discontinued operations	(0.00)	(0.01)	0.05	(0.11)

Net (loss) income per share – diluted	$(0.95)	$(0.15)	$9.64	$(4.88)

Weighted average common shares outstanding – basic	41,042,838	38,651,664	40,301,132	38,558,598

Weighted average common shares outstanding – diluted	41,042,838	38,651,664	40,725,942	38,558,598

Gross margin rate	30.23%	28.48%	28.67%	28.02%
Store operating, general and administrative expense rate	33.70%	27.96%	32.33%	28.69%

United States depreciation and amortization	$43,287	$46,057	$196,387	$201,987
Canada depreciation and amortization	—	16,365	10,942	66,118

Total A&P depreciation and amortization	$43,287	$62,422	$207,329	$268,105

Number of stores operated at end of quarter	405	647	405	647

Number of franchised stores served at end of quarter	—	42	—	42

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 2 – Condensed Balance Sheet Data
(Unaudited)
(In millions, except per share and store data)

	February 25, 2006	February 26, 2005

Cash and short-term investments	$230	$258

Other current assets	980	907

Total current assets	1,210	1,165

Property-net	898	1,516

Equity investment in Metro, Inc.	339	—

Other assets	52	121

Total assets	$2,499	$2,802

Total current liabilities	$610	$1,078

Total non-current liabilities	1,217	1,490

Stockholders' equity	672	234

Total liabilities and stockholders' equity	$2,499	$2,802

Other Statistical Data

Total Debt and Capital Leases	$282	$697
Total Long Term Real Estate Liabilities	297	328
Restricted Cash, Temporary Investments and Marketable Securities	(465)	(104)

Net Debt	$114	$921

Total Retail Square Footage (in thousands)	16,509	25,583

Book Value Per Share	$16.32	$6.03

	For the 52	For the 52
	weeks ended	weeks ended
	February 25, 2006	February 26, 2005

Capital Expenditures	$191	$216

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 3 – Reconciliation of GAAP (Loss) Income from Operations to Adjusted (Loss) Income from Operations for the 12 and 52 weeks ended February 25, 2006 and February 26, 2005
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		52 Weeks Ended

	February 25,	February 26,	February 25,	February 26,
	2006	2005	2006	2005

As reported (loss) income from operations	$(55,895)	$13,261	$(320,658)	$(72,922)

Adjustments:	10,375	—	115,271	—
Midwest exit costs
Net restructuring costs, primarily related to the sale of the U.S. distribution operations to C&S	29,241	7,856	118,648	9,959
Long-lived asset impairment	—	—	17,728	34,688
Early extinguishment of debt and write-off of deferred financing fees	—	—	33,031	(764)
Impact of Hurricane Katrina	867	—	19,034	—
Workers compensation state assessment charges	9,689	—	9,689	—
Self-Insurance reserve adjustment	—	27,256	—	27,256
Employee benefit costs	—	—	—	(8,600)
Real estate related activity	7,410	(23,798)	(14,863)	(22,536)
Visa / Mastercard lawsuit settlement	—	—	(1,547)	—
Canadian dollar hedge	—	—	15,446	—
Canada income from operations	—	(42,194)	(57,224)	(56,321)

Total adjustments	57,582	(30,880)	255,213	(16,318)

Adjusted United States income (loss) from operations	$1,687	$(17,619)	$(65,445)	$(89,240)

As reported United States depreciation and amortization	$43,287	$46,057	$196,387	$201,987

Adjustments:
Accelerated depreciation on leasehold improvements	(4,250)	—	(4,250)	—

Adjusted United States depreciation and amortization	$39,037	$46,057	$192,137	$201,987

The Great Atlantic & Pacific Tea Company, Inc.
Schedule 4 – Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Adjusted EBITDA
for the 12 and 52 weeks ended February 25, 2006 and February 26, 2005
(Unaudited)
(In thousands, except share amounts and store data)

	12 Weeks Ended		52 Weeks Ended

	February 25,	February 26,	February 25,	February 26,
	2006	2005	2006	2005

Net cash (used in) provided by operating activities	$79,808	$125,565	$(80,715)	$114,458
Adjustments to calculate EBITDA:
Net interest expense	11,154	26,425	78,791	111,331
Asset disposition initiatives	(7,696)	(261)	(108,068)	1,448
Restructuring charge	(14,318)	—	(77,054)	—
Long lived asset impairment charges	(5,067)	(5,111)	(34,175)	(43,317)
Loss on extinguishment of debt	—	—	(28,623)	—
Loss on derivatives	—	—	(15,446)	—
(Loss) gain on disposal of owned property	(1,049)	32,085	24,787	28,704
(Benefit from) provision for income taxes	(23,958)	(8,240)	128,927	528
Decrease (increase) in income tax reserve	21,564	1,801	(98,079)	1,370
Other share based awards	(2,008)	—	(8,978)	—
Working capital changes
Accounts receivable	30,360	10,304	56,130	(29,223)
Inventories	(76,089)	(85,723)	(109,521)	12,614
Prepaid expenses and other current assets	(16,475)	(20,386)	(585)	6,024
Accounts payable	11,625	33,094	101,342	(46,295)
Accrued salaries, wages, benefits and taxes	(4,738)	4,913	31,414	24,170
Other accruals	(40,373)	8,286	(48,931)	34,121
Other assets	7,300	(1,638)	7,344	19,041
Other non-current liabilities	16,588	(49,431)	76,309	(42,591)
Other, net	764	4,000	(8,198)	2,800

Total A&P EBITDA	(12,608)	75,683	(113,329)	195,183

Adjustments:
Midwest exit costs	10,375	—	115,271	—
Net restructuring costs, primarily related to the sale of the U.S. distribution operations to C&S	24,991	7,856	114,398	9,959
Long-lived asset impairment	—	—	17,728	34,688
Early extinguishment of debt and write-off of deferred financing fees	—	—	33,031	(764)
Impact of Hurricane Katrina	867	—	19,034	—
Workers compensation state assessment charges	9,689	—	9,689	—
Self-Insurance reserve adjustment	—	27,256	—	27,256
Employee benefit costs	—	—	—	(8,600)
Real estate related activity	7,410	(23,798)	(14,863)	(22,536)
Visa / Mastercard lawsuit settlement	—	—	(1,547)	—
Canadian dollar hedge	—	—	15,446	—
Canada EBITDA	—	(58,559)	(68,166)	(122,439)

Total adjustments	53,332	(47,245)	240,021	(82,436)

Adjusted United States ongoing operating EBITDA	$40,724	$28,438	$126,692	$112,747